Press Release

Investor Contact:	Media Contact:

Michelle Spolver	Rick Popko
Fortinet, Inc.	Fortinet, Inc.
408-486-7837	408-486-7853
mspolver@fortinet.com	rpopko@fortinet.com

Fortinet Reports Second Quarter 2013 Financial Results
•Revenues of $147.4 million, up 14% year over year
•Billings of $160.7 million, up 10% year over year1
•GAAP diluted net income per share of $0.05
•Non-GAAP diluted net income per share of $0.101
•Cash flow from operations of $37.2 million

•	Free cash flow of $35.2 million[1]

•	Cash, cash equivalents and investments of $814.4 million, with no debt

SUNNYVALE, Calif. - July 30, 2013 - Fortinet® (NASDAQ: FTNT) - a leader in high-performance network security - today announced financial results for the second quarter ended June 30, 2013.

“Our ability to meet or exceed billings, revenue and profitability expectations during the second quarter against challenging conditions in some markets and geographies highlights the breadth and diversity of Fortinet's business,” said Ken Xie, founder, president and chief executive officer. “While we will continue to move forward cautiously due to the ongoing macro uncertainty, we feel confident that the combination of our strong competitive advantages and product superiority positions us well for continued growth and market share gains."

Financial Highlights for the Second Quarter of 2013

•
Revenue: Total revenue was $147.4 million for the second quarter of 2013, an increase of 14% compared to $129.0 million in the same quarter of 2012. Within total revenue, product revenue was $66.5 million, an increase of 8% compared to the same quarter of 2012. Services revenue was $79.7 million, an increase of 22% compared to the same quarter of 2012.

•	Billings[1]: Total billings were $160.7 million for the second quarter of 2013, an increase of 10% compared to $145.8 million in the same quarter of 2012.

•
Deferred Revenue: Deferred revenue was $389.7 million as of June 30, 2013, an increase of 18% compared to deferred revenue of $331.4 million as of June 30, 2012, and an increase of $13.3 million from $376.4 million as of March 31, 2013.

•
Cash and Cash Flow: As of June 30, 2013, cash, cash equivalents and investments were $814.4 million, compared to $782.5 million as of March 31, 2013. In the second quarter of 2013, cash flow from operations was $37.2 million and free cash flow was $35.2 million[1].

•
GAAP Operating Income: GAAP operating income was $13.8 million for the second quarter of 2013, representing a GAAP operating margin of 9%. GAAP operating income was $21.0 million for the same quarter of 2012, representing a GAAP operating margin of 16%.

•
GAAP Net Income and Diluted Net Income Per Share: GAAP net income was $9.0 million for the second quarter of 2013, based on a 40% effective tax rate for the quarter. This compared to GAAP net income of $14.0 million for the same quarter of 2012, based on a 37% effective tax rate for the quarter. GAAP diluted net income per share was $0.05 for the second quarter of 2013, based on 168.0 million weighted-average diluted shares outstanding, compared to $0.08 for the same quarter of 2012, based on 166.1 million weighted-average diluted shares outstanding.

•
Non-GAAP Operating Income[1]: Non-GAAP operating income was $24.4 million for the second quarter of 2013, representing a non-GAAP operating margin of 17%. Non-GAAP operating income was $28.6 million for the same quarter of 2012, representing a non-GAAP operating margin of 22%.

•
Non-GAAP Net Income and Diluted Net Income Per Share[1]: Non-GAAP net income was $17.2 million for the second quarter of 2013, based on a 33% effective tax rate for the quarter. Non-GAAP net income for the same quarter of 2012 was $19.7 million, based on a 34% effective tax rate. Non-GAAP diluted net income per share was $0.10 for the second quarter of 2013 based on 168.0 million weighted-average diluted shares outstanding, compared to $0.12 for the same quarter of 2012, based on 166.1 million weighted-average diluted shares outstanding.

1 A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures”.

Conference Call Details
Fortinet will host a conference call today, July 30, 2013, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss its financial results. To access this call, dial (877) 303-6913 (domestic) or (224) 357-2188 (international) with conference ID # 15101590. A live webcast of the conference call and supplemental slides will be accessible from the Investor Relations page of Fortinet's website at http://investor.fortinet.com and a replay will be archived and accessible at http://investor.fortinet.com/events.cfm. A replay of this conference call can also be accessed through August 6, 2013, by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) with conference ID# 15101590.

Following Fortinet's earnings conference call, the Company will host an additional question-and-answer session at 3:30 p.m. Pacific Time (6:30 p.m. Eastern Time) to provide an opportunity for financial analysts and investors to ask more detailed product and financial questions. To access this call, dial (877) 303-6913 (domestic) or (224) 357-2188 (international) with conference ID # 15104274. This follow-up call will be webcast live and accessible at http://investor.fortinet.com, and a replay will be archived and available after the call at http://investor.fortinet.com/events.cfm. A replay of this conference call will also be available through August 6, 2013 by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) with conference ID # 15104274.

About Fortinet (www.fortinet.com)
Fortinet (NASDAQ: FTNT) is a worldwide provider of network security appliances and a market leader in unified threat management (UTM). Our products and subscription services provide broad, integrated and high-performance protection against dynamic security threats while simplifying the IT security infrastructure. Our customers include enterprises, service providers and government entities worldwide, including a majority of the 2012 Fortune Global 100. Fortinet's flagship FortiGate product delivers ASIC-accelerated performance and integrates multiple layers of security designed to help protect against application and network threats. Fortinet's broad product line goes beyond UTM to help secure the extended enterprise -- from endpoints, to the perimeter and the core, including databases and applications. Fortinet is headquartered in Sunnyvale, Calif., with offices around the world.
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Copyright © 2013 Fortinet, Inc. All rights reserved. The symbols ® and ™ denote respectively federally registered trademarks and unregistered trademarks of Fortinet, Inc., its subsidiaries and affiliates. Fortinet's trademarks include, but are not limited to, the following: Fortinet, FortiGate, FortiGuard, FortiManager, FortiMail, FortiClient, FortiCare, FortiAnalyzer, FortiReporter, FortiOS, FortiASIC, FortiWiFi, FortiSwitch, FortiVoIP, FortiBIOS, FortiLog, FortiResponse, FortiCarrier, FortiScan, FortiDB and FortiWeb. Other trademarks belong to their respective owners.

FTNT-F

Forward-looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding the potential growth of our business and market share gains. Although we attempt to be accurate in making forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. Important factors that could cause results to differ materially from the statements herein include the following: general economic risks; specific economic risks in different geographies and among different customer segments; uncertainty regarding increased business and renewals from existing customers; uncertainties around continued success in sales growth and market share gains; failure to convert sales pipeline into final sales; risks associated with successful implementation of multiple integrated software products and other product functionality risks; execution risks around new product development and introductions and innovation; customer support challenges; litigation and disputes and the potential cost, distraction and damage to sales and reputation caused thereby; market acceptance of new products and services; the ability to attract and retain personnel and the loss of any key personnel; changes in strategy; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations and service providers; technological changes that make our products and services less competitive; risks associated with the adoption of, and demand for, the UTM model in general and by specific customer segments; competition and pricing pressure; and the other risk factors set forth from time to time in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and our other filings with the SEC, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from our investor relations department.  All forward-looking statements herein reflect our opinions only as of the date of this release, and we undertake no obligation, and expressly disclaim any obligation, to update forward-looking statements herein in light of new information or future events.

Non-GAAP Financial Measures
We have provided in this release financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Billings. We define billings as revenue recognized plus the change in deferred revenue from the beginning to the end of the period less any deferred revenue balances acquired from business combination(s) during the period. We consider billings to be a useful metric for management and investors because billings drive deferred revenue, which is an important indicator of the health and visibility of our business, and has historically represented a majority of the quarterly revenue that we recognize. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. First, billings include amounts that have not yet been recognized as revenue. Second, we may calculate billings in a manner that is different from other companies that report similar financial measures. Management compensates for these limitations by providing specific information regarding GAAP revenue and evaluating billings together with revenues calculated in accordance with GAAP.

Free cash flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, can be used for strategic opportunities, including investing in our business, making strategic acquisitions, and strengthening the balance sheet. Analysis of free cash flow facilitates management’s comparisons of our operating results to competitors’ operating results. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating the Company is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period because it excludes cash used for capital expenditures. Management compensates for this limitation by providing information about our capital expenditures on the face of the cash flow statement and under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources” in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K.

Non-GAAP operating income and operating margin. We define non-GAAP operating income as operating income plus stock-based compensation expense and, beginning this quarter, amortization expense of certain intangible assets reduced by the income from payments we received from a patent settlement. Non-GAAP operating margin is defined as non-GAAP operating income divided by revenue. We consider these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of stock-based compensation expense, amortization expense of certain intangible assets, and patent settlement related income so that our management and investors can compare our recurring core business operating results over multiple periods. There are a number of limitations related to the use of non-GAAP operating income versus operating income calculated in accordance with GAAP. First, non-GAAP operating income excludes stock-based compensation expense and amortization expense of certain intangible assets. Stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in our business. Second, stock-based compensation is an important part of our employees’ compensation and impacts their performance. Third, the components of the costs that we exclude in our calculation of non-GAAP operating income may differ from the components that other companies exclude when they report their non-GAAP results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating income and evaluating non-GAAP operating income together with operating income calculated in accordance with GAAP.

Non-GAAP net income and diluted net income per share. We define non-GAAP net income as net income plus stock-based compensation expense and amortization expense of certain intangible assets reduced by the income from payments we received from a patent settlement, and includes the impact of the tax adjustment, if any, required to achieve the effective tax rate on a pro forma basis, which could differ from the GAAP effective tax rate. We define non-GAAP diluted net income per share as non-GAAP net income divided by the weighted-average diluted shares outstanding. We consider these non-GAAP financial measures to be useful metrics for management and investors for the same reasons that we use non-GAAP operating income and non-GAAP operating margin. However, in order to provide a complete picture of our recurring core business operating results, we include in non-GAAP net income and non-GAAP diluted net income per share, the tax adjustment required to achieve the effective tax rate on a pro forma basis, which could differ from the GAAP tax rate. We believe the effective tax rates we used are reasonable estimates of long-term normalized tax rates under our global operating structure. The same limitations described above regarding our use of non-GAAP operating income and non-GAAP operating margin apply to our use of non-GAAP net income and non-GAAP diluted net income per share. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and non-GAAP diluted net income per share and evaluating non-GAAP net income and non-GAAP diluted net income per share together with net income and diluted net income per share calculated in accordance with GAAP.

FORTINET, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	June 30, 2013	December 31, 2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$123,468	$122,975
Short-term investments	379,229	290,719
Accounts receivable—Net	108,907	107,642
Inventory	33,317	21,060
Prepaid expenses and other current assets	27,479	26,878
Total current assets	672,400	569,274
PROPERTY AND EQUIPMENT—Net	27,047	25,638
LONG-TERM INVESTMENTS	311,713	325,892
GOODWILL AND OTHER INTANGIBLE ASSETS—Net	9,539	2,117
DEFERRED TAX ASSETS—Non-current	61,764	48,525
OTHER ASSETS	3,283	4,051
TOTAL ASSETS	$1,085,746	$975,497
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$35,964	$20,816
Accrued liabilities	28,091	22,263
Accrued payroll and compensation	30,787	28,957
Deferred revenue	265,639	247,268
Total current liabilities	360,481	319,304
DEFERRED REVENUE—Non-current	124,043	115,917
INCOME TAX LIABILITIES—Non-current	32,628	28,778
OTHER LIABILITIES	1,409	564
Total liabilities	518,561	464,563
STOCKHOLDERS' EQUITY:
Common stock	164	162
Additional paid-in capital	437,837	400,075
Treasury stock	(2,995)	(2,995)
Accumulated other comprehensive income	350	3,091
Retained earnings	131,829	110,601
Total stockholders' equity	567,185	510,934
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,085,746	$975,497

Note: Certain prior period amounts have been combined to conform to the current period presentation.

FORTINET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
REVENUE:
Product	$66,525	$61,692	$124,475	$114,896
Services	79,668	65,412	155,564	127,550
Ratable and other revenue	1,235	1,858	3,209	3,763
Total revenue	147,428	128,962	283,248	246,209
COST OF REVENUE:
Product [1]	26,948	23,935	49,906	43,003
Services [1]	16,259	12,467	31,833	23,680
Ratable and other revenue	501	725	1,097	1,487
Total cost of revenue	43,708	37,127	82,836	68,170
GROSS PROFIT:
Product	39,577	37,757	74,569	71,893
Services	63,409	52,945	123,731	103,870
Ratable and other revenue	734	1,133	2,112	2,276
Total gross profit	103,720	91,835	200,412	178,039
OPERATING EXPENSES:
Research and development [1]	25,158	20,388	48,492	40,055
Sales and marketing [1]	55,997	44,259	105,973	86,295
General and administrative [1]	8,788	6,238	16,779	12,023
Total operating expenses	89,943	70,885	171,244	138,373
OPERATING INCOME	13,777	20,950	29,168	39,666
INTEREST INCOME	1,337	1,203	2,706	2,287
OTHER (EXPENSE) INCOME—Net	(100)	73	115	3
INCOME BEFORE INCOME TAXES	15,014	22,226	31,989	41,956
PROVISION FOR INCOME TAXES	6,035	8,276	10,761	13,833
NET INCOME	$8,979	$13,950	$21,228	$28,123
Net income per share:
Basic	$0.06	$0.09	$0.13	$0.18
Diluted	$0.05	$0.08	$0.13	$0.17
Weighted-average shares outstanding:
Basic	162,247	157,474	161,767	156,742
Diluted	168,042	166,061	168,033	165,808

[1] Includes stock-based compensation expense as follows:
Cost of product revenue	$96	$88	$186	$152
Cost of services revenue	1,226	941	2,246	1,686
Research and development	3,291	2,292	6,057	4,249
Sales and marketing	4,594	3,475	8,712	6,918
General and administrative	1,500	1,056	2,805	2,093
	$10,707	$7,852	$20,006	$15,098

FORTINET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Net income	$8,979	$13,950	$21,228	$28,123
Other comprehensive (loss) income, net of reclassification adjustments:
Foreign currency translation losses	(861)	(783)	(1,813)	(225)
Unrealized (losses) gains on investments	(1,468)	(326)	(1,426)	1,473
Unrealized gains on cash flow hedges	—	19	—	19
Tax benefit (provision) related to items of other comprehensive income or loss	513	114	498	(515)
Other comprehensive (loss) income, net of tax	(1,816)	(976)	(2,741)	752
Comprehensive income	$7,163	$12,974	$18,487	$28,875

FORTINET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended
	June 30, 2013	June 30, 2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$21,228	$28,123
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,322	5,077
Amortization of investment premiums	5,889	6,528
Stock-based compensation	20,006	15,098
Excess tax benefit from employee stock option plans	(1,894)	(5,158)
Other non-cash items, net	(925)	31
Changes in operating assets and liabilities:
Accounts receivable—Net	(801)	171
Inventory	(16,375)	(7,952)
Prepaid expenses and other current assets	(243)	(152)
Other assets	(12,442)	1,461
Accounts payable	14,255	4,337
Accrued payroll and compensation	2,287	3,119
Accrued and other liabilities	(257)	(115)
Deferred revenue	25,943	36,492
Income taxes payable	11,339	5,743
Net cash provided by operating activities	75,332	92,803
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of investments	(275,029)	(355,025)
Sales of investments	16,691	44,255
Maturities of investments	176,378	209,242
Purchases of property and equipment	(3,569)	(3,855)
Payments made in connection with business acquisitions	(5,985)	(550)
Net cash used in investing activities	(91,514)	(105,933)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	15,590	17,650
Excess tax benefit from employee stock option plans	1,894	5,158
Net cash provided by financing activities	17,484	22,808
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(809)	(442)
NET INCREASE IN CASH AND CASH EQUIVALENTS	493	9,236
CASH AND CASH EQUIVALENTS—Beginning of period	122,975	71,990
CASH AND CASH EQUIVALENTS—End of period	$123,468	$81,226

Note: Certain prior period amounts have been combined to conform to the current period presentation.

Reconciliations of non-GAAP results of operations measures to the nearest comparable GAAP measures
(Unaudited, in thousands)

Reconciliation of GAAP revenue to billings

	Three Months Ended
	June 30, 2013	June 30, 2012
Total revenue	$147,428	$128,962
Add increase in deferred revenue	13,268	16,796
Total billings (Non-GAAP)	$160,696	$145,758

Reconciliation of net cash provided by operating activities to free cash flow

	Three Months Ended
	June 30, 2013	June 30, 2012
Net cash provided by operating activities	$37,221	$44,285
Less purchases of property and equipment	(2,035)	(2,231)
Free cash flow (Non-GAAP)	$35,186	$42,054

Reconciliation of non-GAAP results of operations to the nearest comparable GAAP measures
(Unaudited, in thousands, except per share amounts)

Reconciliation of GAAP to Non-GAAP operating income, operating margin, net income and diluted net income per share

	Three Months Ended June 30, 2013				Three Months Ended June 30, 2012
	GAAP Results	Adjustments		Non-GAAP Results	GAAP Results	Adjustments		Non-GAAP Results
Operating Income	$13,777	$10,583	(a)	$24,360	$20,950	$7,600	(b)	$28,550
Operating Margin	9%			17%	16%			22%
Adjustments:
Stock-based compensation expense		10,707				7,852
Amortization expense of certain intangible assets		354	(c)			226	(c)
Patent settlement income		(478)				(478)
Tax adjustment		(2,412)	(d)			(1,865)	(e)
Net Income	8,979	$8,171		$17,150	$13,950	$5,735		$19,685
Diluted net income per share	$0.05			$0.10	$0.08			$0.12
Shares used in per share calculations - diluted	168,042			168,042	166,061			166,061

(a) To exclude $10.7 million of stock-based compensation expense and $0.4 million of amortization expense of certain intangible assets offset by $0.5 million of patent settlement income in the three months ended June 30, 2013.
(b) To exclude $7.9 million of stock-based compensation expense and $0.2 million of amortization expense of certain intangible assets offset by $0.5 million of patent settlement income in the three months ended June 30, 2012.
(c) Effective second quarter of fiscal 2013, amortization expense of certain intangible assets is excluded from GAAP net income. Prior period amounts have been adjusted to conform to the current period presentation.
(d) Non-GAAP financial information is adjusted to achieve an overall 33 percent effective tax rate on a pro forma basis, which differs from the GAAP tax rate, in the three months ended June 30, 2013.
(e) Non-GAAP financial information is adjusted to achieve an overall 34 percent effective tax rate on a pro forma basis, which differs from the GAAP tax rate, in the three months ended June 30, 2012.